Exhibit 99.3

SECOND AMENDMENT

Dated as of May 31, 2005

to

AMENDED AND RESTATED

RECEIVABLES SALE AGREEMENT

Dated as of July 20, 2004

THIS SECOND AMENDMENT (the "Amendment"), dated as of May 31, 2005, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill and the Liquidity Provider (the "Agent").

Reference is hereby made to that certain Amended and Restated Receivables Sale Agreement, dated as of July 20, 2004 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

The date "October 26, 2005" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "May 30, 2006".

Section 2. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

Section 3. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

Section 4. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO BANK N.V., as the Agent and as the Liquidity Provider

By:____________________________________

Title: __________________________________

By:____________________________________

Title: __________________________________

WINDMILL FUNDING CORPORATION

By:____________________________________

Title: __________________________________

IPL FUNDING CORPORATION

By:____________________________________

Title: __________________________________